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                                                                    EXHIBIT 10.6


                            MASTER LICENSE AGREEMENT

          AGREEMENT made as of the 1st day of January 1998 by and between each entity referred to as the Licensor on each Schedule annexed hereto (each hereinafter referred to as "Licensor"), and each entity referred to as the Licensee on such Schedule (each hereinafter referred to as "Licensee"). References to "Licensor" and "Licensee" are to each Licensor and Licensee Individually.

WITNESSETH:

          WHEREAS, Licensor is the sole and exclusive proprietor of certain trademarks as hereafter defined; and

          WHEREAS, Licensor possesses and owns certain technology as hereafter defined; and

          WHEREAS, Licensee desires the right to use the trademarks and the technology and Licensor is willing to grant such rights on the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the promises and obligations set forth herein, it is hereby agreed as follows:

1.        DEFINITIONS;

          As hereinafter used,


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         1.1 The term "Affiliate" of a party shall be deemed to be any entity which is controlled by, in control of, or under common control with, the party to which the reference is made.

         1.2 The term "Designee" shall mean such person or entity as may be appointed by Licensor, upon notice to License, to perform any of Licensors obligations or to exercise any of Licensor's rights hereunder, including but not limited to, supervision of quality control procedures and approval of Licensed Trademark Products (as hereinafter defined) and Packaging Materials (as hereinafter defined).

         1.3 The term "Licensed Know-How" shall mean formulations, recipes, manufacturing information and other technical information.

         1.4 The term "Licensed Patents" shall mean patents, patent applications and idea disclosures which relate to Licensed Technology Products (as hereinafter defined).

         1.5 The term "Licensed Technology" shall include Licensed Know-How and Licensed Patents owned by or available to Licensor as of the date of this Agreement which Licensor has the right to license under this Agreement without breaching any obligations to a third party or the laws of any country having jurisdiction and which relates to Licensed Technology Products (as hereinafter defined).

         1.6 The term "Licensed Technology Products" shall mean, with respect to each Licensor and Licensee, the specific products identified on each Technology Schedule for each Licensed Technology.

         1.7 The term "Licensed Trademarks" shall mean the trademarks listed on the relevant Trademark Schedule annexed hereto with respect to each Licensor and

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Licensee for use in the Territory (as hereinafter defined) on the Licensed
Trademark Products (as hereinafter defined).

          1.8 The term "Licensed Trademark Products" shall mean, with respect to each Licensor and Licensee, the specific products identified on each Trademark Schedule for each Licensed Trademark.

          1.9 The term "Packaging Materials" shall mean anything used in connection with the packaging of Licensed Trademark Products, including, but not limited to, labels, jars, bags, closures, boxes, packages, cartons and containers, as approved by Licensor for use only in connection with Licensed Trademark Products.

          1.10 The term "Property" shall mean the Licensed Know-How, the Licensed Patents, the Licensed Trademarks and the copyrights and package trade dress associated with the Licensed Trademarks which Licensor or any of its Affiliates owns and has used or may in the future use in connection with the manufacture, advertisement, and sale of Licensed Trademark Products and Licensed Technology Products, and any trademarks, copyrights and package trade dress developed by Licensee deriving from the Licensed Trademarks or from related copyrights or trade dress. The term "Property" shall not include any trademark, copyright or package trade dress licensed by a third party to Licensor or otherwise controlled by another party, which Licensor does not have the right to sublicense to Licensee.

          1.11 The term "Term" shall mean, with respect to each item of Property, the time period set forth in the relevant Schedule annexed hereto.




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         1.12 The term "Territory" shall mean, with respect to each item of
Property, the countries set forth in each relevant Schedule annexed hereto, and any other countries as may from time to time be added on mutual agreement of the parties.

II.      TRADEMARK LICENSE:

         2.1 Grant. Beginning with the date of this Agreement, Licensor grants to Licensee upon the terms and conditions specified herein, including all terms and conditions specified in each relevant Trademark Schedule annexed hereto, an exclusive, royalty-free license except for third party licensees existing as of the date of this Agreement, to use the Licensed Trademarks on and in connection with the manufacturing, packaging, advertising, promotion and sale of Licensed Trademark Products only, offered for sale or sold within the Territory, but only so long as Licensed Trademark Products conform to Licensor's quality standards (as hereinafter set forth) and the other terms and provisions of this Agreement. Unless otherwise set forth on the relevant Schedule, Licensor retains the right to license others to use the Licensed Trademarks on and in connection with the manufacturing, packaging, advertising, promotion and sale of any products other than Licensed Trademark Products.

         2.2 Limitations on Use of Licensed Trademarks By Licensee. Licensee shall not use any Licensed Trademark on or in connection with any goods other than the specified Licensed Trademark Products for which they are herein licensed for sale in the Territory. Unless Licensor consents in writing to the contrary, all products listed on the relevant Trademark Schedule which are manufactured by or on behalf of Licensee for sale as Licensed Trademark Products shall be sold only under the corresponding

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Licensed Trademarks, and no trademark other than the relevant Licensed
Trademarks shall be used in connection with such products or related Packaging Materials or advertising and promotional materials.

         2.3 Licensed Trademarks Owned by Licensor. Licensee recognizes Licensor's ownership of and title to the Licensed Trademarks and shall not do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Licensed Trademarks. Licensee shall not claim any right or interest in and to the Licensed Trademarks, except such limited rights of use as are expressly granted herein, and shall not contest the validity of the Licensed Trademarks, or the right and title of Licensor in and to the Licensed Trademarks, or do any act or thing calculated or tending to aid others to infringe the Licensed Trademarks or to challenge such right and title of Licensor.

         2.4 Use of Licensed Trademarks. Licensee shall use the Licensed Trademarks in the Territory strictly in accordance with the requirements of all laws and regulations thereof, and only in connection with the manufacturing, packaging, sale, advertising and promotion of Licensed Trademark Products. All uses of the Licensed Trademarks by Licensee shall be in the manner and form provided or approved in advance by Licensor or its Designee, and shall inure solely to the benefit of Licensor. Upon Licensor's request, Licensee will execute such documents as may be necessary or advisable under the laws of the Territory in order to preserve the rights of Licensor in and to the Licensed Trademarks.

          2.5 Quality of Licensed Products and Packaging Material. All Licensed Trademark Products bearing the Licensed Trademarks manufactured by Licensee

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hereunder and all Packaging Materials used in connection therewith shall be of at least the same quality as comparable products and materials currently manufactured and used by Licensee, with which Licensor is familiar. Licensor or its Designee may periodically, but no more than three (3) times within any twelve (12) month period, request samples of Licensed Trademark Products and Packaging Materials for purposes of inspection as part of appropriate quality control, and Licensee shall provide such requested items to Licensor or its Designee.

          2.6 Approvals. Any product or other item submitted to Licensor or its Designee for approval pursuant to this Agreement shall be deemed approved unless Licensor or its Designee notifies Licensee of its disapproval of such product or other item within twenty (20) business days of its submission by Licensee. No such approval shall be deemed to be an admission by Licensor or its Designee that the product or item approved complies with applicable laws and regulations. In the event Licensee receives notice of disapproval as provided herein with respect to any product or other item, it shall not offer such product for sale as a Licensed Trademark Product or use such other item until the reason for disapproval has been remedied to the satisfaction of Licensor or its Designee. Once a product or other item has been approved by Licensor or its Designee, Licensee shall make no material change in such product or other item without the prior written approval of Licensor or its Designee.

         2.7 Quality To Be Consistent with Samples. Once a sample of a Licensed Trademark Product has been approved by Licensor or its Designee, Licensee shall insure that the quality of all such Licensed Trademark Products shall be consistent with the samples approved.

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         2.8 Legends. In conjunction with the use of the Licensed Trademarks by
Licensee, Licensee shall employ on Packaging Materials and on advertising and promotional materials and the like, such legend or legends as Licensor may specify from time to time, indicating that Licensor is the owner of the Licensed Trademarks and/or that Licensee is the licensee thereof in the Territory.

         2.9 Licensor Not to License Others. Licensor will not, during the Term of this Agreement, license anyone other than Licensee to use the Licensed Trademarks in connection with Licensed Trademark Products in the Territory or to manufacture and sell Licensed Trademark Products bearing the Licensed Trademarks within the Territory.

         2.10 Licensed Trademarks and Products Widely Known. Licensee acknowledges the fact that the Licensed Trademarks and the Licensed Trademark Products are known and accepted in the Territory, and Licensee covenants to acknowledge this fact in any disputes between the parties and not to contest or challenge said fact.

III.     TECHNOLOGY LICENSE:

         3.1. Grant. Beginning with the date of this Agreement, Licensor grants to Licensee upon the terms and conditions hereinafter specified, including all terms and conditions specified in each relevant Technology Schedule annexed hereto, a non-exclusive (except as otherwise indicated on the Schedules), royalty-free license, except for third party licensees existing as of the date of this Agreement, to use the Licensed Technology to manufacture and sell Licensed Technology Products in the Territory.




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         3.2. Transfer of Licensed Know-How. Licensor will provide Licensee with any Licensed Know-How not in Licensee's possession in a manner mutually agreed to by the parties.

         3.3. Reservation of Rights. Licensor reserves the right to use and license others to use the Licensed Technology in the Territory in connection with products other than Licensed Technology Products, and outside the Territory in connection with any and all products, including Licensed Technology Products.

IV.      MAINTENANCE OF LICENSED TRADEMARKS AND LICENSED PATENTS

         During the Term, Licensor will have the sole right at its discretion and expense to maintain the registration of any of its Licensed Trademarks and Licensed Patents. Notwithstanding this provision, prior to abandoning any Licensed Trademarks or Licensed Patents in any jurisdiction, Licensor will give Licensee at least ninety (90) days written notice. If Licensee wishes to maintain any such Licensed Trademarks or Licensed Patents, within sixty (60) days of such notice, Licensee will so advise Licensor and Licensee will then be responsible for all costs associated with the Licensed Trademarks or Licensed Patents, or at either party's request, such Licensed Trademark or Licensed Patent will be assigned to Licensee in such jurisdiction if legally feasible.




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V.       CONFIDENTIALITY

         5.1 Confidential Information. Licensee will keep secret and confidential at all times and will not disclose, divulge, or communicate the Licensed Technology received from Licensor to any third parties, except where that information:

             (a) is or later becomes publicly known under circumstances involving no breach of this Agreement by Licensee;

             (b) was already known to Licensee at the time it was received from Licensor;

             (c) is made available to Licensee by a third party without secrecy obligations and without breach of an obligation to Licensor; or

             (d)  is contained in patents or published patent applications.

         5.2 Employees. Licensee may disclose the Licensed Technology received from Licensor only to those of its directors, officers, and employees who legitimately require it for the purposes permitted by this Agreement.

         5.3 Notwithstanding the termination of this Agreement, the obligations of Licensee under this Article V shall continue in force. In the event of such termination Licensee shall return to Licensor all copies in its possession of any plans, drawings specification sheets, reports, charts, manuals or other items of Licensed Technology received from Licensor and shall destroy all computer entries relating thereto.

VI.      INFRINGEMENT

         Infringement by Others. Licensee shall notify Licensor in writing of any use or imitations in the Territory by others of any element of the Property which may come to

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Licensee's attention and Licensor shall have the initial right to determine whether or not any action shall be taken, on account of any such use or imitations. In the event Licensor shall not have taken steps to initiate action against the infringer or imitator within forty-five (45) business days after such notice from Licensee (during which period the parties shall consult as to appropriate action to be taken), then, subject to Licensor's prior written approval, Mich shall not be unreasonably withheld, Licensee may, if it so desires, commence or prosecute any claims or suits in its own name as exclusive Licensee hereunder, or join Licensor as a party thereto. Licensor agrees to cooperate in any such suit subject to being reimbursed for its out-of-pocket expenses and being hold harmless by Licensee from any claim, loss, suit or damage arising out of said action. In the event suit is brought under this paragraph, no settlement shall be entered without the prior consent of Licensor and Licensee. All damages recovered shall be retained by Licensor if it has initiated such lawsuit or otherwise by Licensee. Unless otherwise agreed by the Parties, all costs of any action taken under this Paragraph by Licensee shall be borne by such party.

VII. CLAIMS AGAINST LICENSOR OR LICENSEE

         If claims are made against Licensor, Licensee or any of its permitted sublicensees by a party asserting the infringement or ownership of rights in any subject matter which is the same as or similar to any element of the Property, or if the parties hereto learn that another party has or claims rights in subject matter which would or might conflict with the proposed or actual use of any element of the Property by Licensee or its permitted sublicensees, Licensor and Licensee agree in any such case

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to consult with each other on a suitable course of action. In no event shall
Licensee or its permitted sublicensees have the right, without the prior consent of Licensor, to acknowledge the validity of the claim of such party, to obtain or seek a license from such party or to take any other action Mich might impair the ability of Licensor to contest the claim of such party if Licensor so elects. Licensee agrees, at the request of Licensor, to make and have made reasonable modifications in Licensee's and its permitted sublicensees' use of any elements of the Property in question or to discontinue their use in the Territory, if Licensor, in its sole discretion, reasonably exercised, determines that such action is necessary to resolve or settle a claim or suit or to eliminate or reduce the threat of a claim or suit. The parties shall negotiate in good faith as to the bearing of expenses of such modification, taking into account the relative equities of the parties surrounding the dispute. Licensor shall have the right to participate fully at its own expense in the defense of any claim or suit instituted against Licenses or its permitted sublicensees with respect to the use by Licensee or its permitted sublicensees of any element of the Property.

VIII. PRODUCT LIABILITY AND INDEMNIFICATION

      Nothing contained in this Agreement may be construed as:

      (a) a warranty or representation by Licensor to enable Licensee to produce and manufacture Licensed Technology Products or Licensed Trademark Products of any particular quality, standard, specification or the like;

      (b) a warranty or representation by Licensor that any manufacture, sale or use of the Licensed Technology Products or Licensed Trademark

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              Products under this Agreement will be free from infringement of patents, or other industrial and intellectual property rights of any parties other than Licensor;

      (c) conferring by implication, estoppel or otherwise upon License any license or other rights except the rights expressly granted under this Agreement to License;

      (d) a warranty or representation as to the validity of any Licensed Trademark or Licensed Patent held by Licensor; or

      (e) a warranty or representation as to the right of the Licensee to use Licensed Technology under this Agreement without infringement of any patents held by third parties.

         Licensee agrees to indemnify Licensor and hold Licensor free and harmless from and against any demand, claim, action, suit or other proceedings which may be made or Instituted by any third party against Licensor and/or any parent, subsidiary or associated person, firm or company thereof regarding the Licensed Technology Products and Licensed Trademark Products manufactured and sold by Licensee including any alleged infringement of any intellectual property rights of any third party and from and against any and all loss, damage, damages, costs, charges and expenses arising, paid, incurred or suffered by Licensor and/or any parent, subsidiary or associate person, firm or company thereof arising out of this Agreement ("Losses"), provided that any such Losses apportioned to the invalidity of any Licensed Trademark or Licensed Patent shall not be indemnified, and provided for further clarity that any



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such losses as to which Licensor is hold jointly and severally liable, calculated based upon the infringement of Licensee, shall be indemnified.

IX.      TERM AND TERMINATIQN

         9.1 Term. This Agreement shall, with respect to each item of the Property, have a term as set forth on the relevant Schedule annexed hereto (the "Term").

         9.2 Termination for Default or Breach. If, during the Term of this Agreement, either party shall default in the performance of or breach any of its material obligations hereunder, and if any such default or breach shall not be corrected within thirty (30) business days after the same shall have been called to the attention of the defaulting or breaching party by the other party by notice, then the notifying party, at its option, may thereupon terminate this Agreement by notice effective on the date given, and/or avail itself of such rights or remedies as it may have under the laws of the United States, Notwithstanding the foregoing, if any breach or default by Licensee relates to any violation of any of the provisions herein relating to quality control, or to a health hazard or potential health hazard resulting from the sale of Licensed Trademark Products, all further distribution and sales of Licensed Trademark Products shall cease immediately upon receipt of faxed or written notice of such breach or default.

          9.3 Other Termination. This Agreement may be terminated:

              (a) automatically by Licensor on notice to Licensee if corporate action for the voluntary liquidation of Licensee shall be instituted, or a court order of dissolution shall be made against Licensee, or a receiver of any of the assets of Licensee shall be appointed and such appointment shall not be vacated within sixty (60) business days,

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or Licensee shall become insolvent or bankrupt or shall enter into an assignment for the benefit of creditors, or shall make a composition with its creditors, or

         (b) automatically in whole or in part by Licensor in the event of a change in control of Licensee. For purposes of this Agreement, "change in controls shall mean: (i) in the case of CPC International Inc. ("CPC") or Corn Products International, Inc. ("CPI"), (A) the acquisition by any person (as such term is defined in the Securities Act of 1933, as amended) (excluding the party to which the change in control relates or any of its Affiliates or a fiduciary holding its securities in any type of benefit plan), directly or indirectly, of beneficial ownership of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally at the election of directors, if such person is a competitor in the business to which this Agreement relates, or (B) the merger, consolidation, reorganization or liquidation involving the sale or transfer of substantially all of the assets of the Licensee to a third party who is a competitor in the business to which this Agreement relates, or (ii) in the case of any Affiliate of CPC or CPI, any change in ownership of such Affiliate, such that CPC or CPI ceases to hold voting control of its respective Affiliate(s) and the now owner is a competitor in the business to which this Agreement relates; or

         (c) at any time upon the mutual written agreement of the parties.

         9.4 Effect of Expiration or Termination. In the event this Agreement expires, or is terminated, all rights, licenses and privileges granted under this Agreement shall immediately cease and Licensee shall immediately cease all use of the Property, making and selling no additional Licensed Trademark Products and Licensed Technology Products using the Property, except for the disposition of finished Licensed


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Trademark Products and Licensed Technology Products on hand as of the date of expiration or termination. If, however, the reason for termination or non-renewal relates to the quality of Licensed Trademark Products or to a health hazard or potential health hazard resulting from the sale of Licensed Trademark Products, Licensee shall not sell, offer for sale or otherwise offer for human consumption the finished Licensed Trademark Products on hand as of the date of expiration or of receipt of notice of termination, but shall either destroy such finished Licensed Trademark Products or shall turn them over to Licensor or its Designee for destruction. Licensee shall not thereafter adopt or use any trademark or other material which is similar to or otherwise infringes any of the Licensed Trademarks or other Property. Licensee acknowledges that its failure (except as otherwise specifically provided herein) to cease the manufacture, sale or distribution of Licensed Trademark Products and Licensed Technology Products or to cease utilizing the Property covered by this Agreement an the expiration or termination of this Agreement will result in immediate and irreparable harm to Licensor and to the rights of any subsequent Licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale or distribution, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other and further relief as any arbitration panel or court with jurisdiction may deem just and proper.

         9.5 Licensee to furnish Inventory Upon Expiration or Termination, In the event this Agreement expires or is terminated by either party, Licensee shall furnish to Licensor or its Designee an inventory of Licensed Trademark Products, Packaging


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Materials and advertising and promotional materials bearing the Licensed
Trademarks or package trade dress in Licensee's possession or control. Licenses shall permit Licensor or its Designee to make an inspection of all such items during regular business hours at the premises where they are located. Licensee shall not sell or otherwise dispose of such items without Licensors prior written consent.

        9.6 Cancellation of Recordation If Agreement. If this Agreement or notification of its existence shall have been recorded with any governmental agency in the Territory, Licensee shall join with Licensor in arranging to cancel any such recordation, supplying such help and materials as may be required to achieve this purpose at the earliest possible time. It is understood that if any such recordation shall have taken place, the delay in canceling such recordation shall in no way affect the fact of expiration or termination of this Agreement, and shall not give Licensee any right to use the Property beyond that set forth in Section 9.5 above.

X.      MISCELLANEOUS PROVISIONS

        10.1 Agreement Not Assignable by Licensee. Licensee may not assign this Agreement or all or any part of its rights or obligations hereunder without the prior written consent of Licensor, but may sublicense such rights or obligations to any of its Affiliates subject to a sublicensee agreement substantially in the form of this Agreement and approved by Licensor, unless otherwise stated on the relevant Schedule annexed hereto,

         10.2 No Agency. It is the express intention and understanding of the parties that the present Agreement does not give rise to a commercial agency relationship. All


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purchases by Licensee shall be in its own name and for its own account, and neither Licensor nor its Affiliates or its Designee shall in any way guarantee or be responsible for any such purchases.

         10.3 Waiver. Waiver by Licensor or by Licensee of any breach of, or failure to comply with, any provision of this Agreement, shall not be construed as or constitute a continuing waiver of said provision, or a waiver of any other breach of or failure to comply with any provision (whether the same provision or another) of this Agreement. No waiver or modification of any provision of this Agreement shall be effective unless specifically made in writing and signed by either Licensor or Licensee, whichever shall be the party against whom the enforcement of such waiver or modification is sought.

         10.4 Delivery of Instruments Confirming Rights. When requested in writing by Licensor or Licensee, the other party shall promptly deliver or cause to be delivered to the requesting party, any such instrument as the requesting party may reasonably require confirming any rights under this Agreement.

         10.5 Severability. If any covenant, obligation or understanding of this Agreement or the application thereof to any person or circumstances shall, to any extent, be held by any competent authority to be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to persons or circumstances other than those as to which it is hold invalid or unenforceable shall not be affected thereby, and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.



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         10.6 Essential Elements of Agreement. It Is understood that the essential elements of this Agreement with respect to Licensed Trademarks consist of those provisions providing Licensor with the power end ability to supervise quality control and appearance standards of Licensed Trademark Products, Packaging Materials and advertising and promotional materials and those provisions which assure Licensor that all use of the Licensed Trademarks made by Licensee hereunder shall result in goodwill solely in favor of Licensor as owner of the Licensed Trademark. In the event any provision relating to the foregoing essential elements of this Agreement shall be found to be illegal or unenforceable in low or equity, this Agreement shall be invalid with respect to all Licensed Trademarks and Licenses shall immediately cease all use of the Licensed Trademarks and all sale of Licensed Trademark Products. If, however, any part of this Agreement not relating to the foregoing essential elements shall be found to be illegal or unenforceable in law or in equity, such findings shell in no way Invalidate the validity and enforceability of the remaining parts hereof,

         10.7 Notice. Any notice, approvals or other communication to any party to this Agreement required or permitted hereunder shall be given as set forth on each relevant Schedule annexed hereto. All written notices shall be by registered, certified or comparable air mail, postage prepaid. Any such notice or communication shall be doomed to have been served when delivered or, if delivery is not accepted by reason of the fault of the addresses, when tendered.

         10.8 Force Majeure

              (a) No Liability. Neither party shall be liable for failure to perform any of the terms of this Agreement during such a time as it may be prevented from doing so by

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reason of any act of force majeure or the after-effects thereof. Except where the nature of the event shall prevent it from doing so, the party prevented from performing by such act of force majeure shall notify the other party in writing within five (5) business days after the occurrence of such act of force majeure and shall in every instance to the extent it is capable of doing so use its best efforts to remove or remedy such cause with all reasonable dispatch.

              (b) Definition. As used herein, the term "force majeure" means acts of God, strikes, lockouts, slowdowns or other industrial disturbances, whether of the same or different kind, riots, civil commotions, blockades, revolutions, insurrections, mobilization, declared or undeclared war, earthquakes, floods, fires, explosions, failure of transportation, United States or other governmental action or inaction or controls, including any security action or controls or refusal to issue import or export licenses, or other occurrences or failures happening to the parties or to others which are beyond the control of the parties and which prevent the parties from performing their obligations hereunder.

         10.9 Dispute Resolution. The parties shall cooperate and work together to effectuate this Agreement and its purposes. In the event disputes should arise, they "I be resolved in accordance with Article VI of the Distribution Agreement between CPC and CPI dated as of December 1, 1997. This agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof,

         10.10 Survival The provisions of Sections II(2.3), II(2.10), V, VII, VIII and IX shall survive the termination or expiration of this Agreement,

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         10. 11 Entire Agreement. No representation, verbal or otherwise, not contained herein shall be binding on any party to this Agreement. This Agreement contains the entire understanding of the parties and supersedes all previous agreements between the parties relating to the subject matter hereof, and may be modified only by a Witten instrument signed by all parties,

         10. 12 Headings. The headings in this Agreement are solely for convenience of reference and shall not affect the interpretation of any provision hereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above by signing the relevant Schedules annexed hereto.



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                                  SCHEDULE

LICENSOR






LICENSEE






LICENSED TRADEMARK(S):                                        LICENSED PRODUCTS
          OR
KNOW-HOW AND PATENTS:



TERM



TERRITORY




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                                   NOTICE

(1) TO LICENSOR:




(2) TO LICENSEE:




     IN WITNESS WHEREOF, the parties have caused the annexed Agreement to be executed as of the day and year first set forth therein.



                                        [LICENSOR]

                                        By
                                          -------------------------------------
                                        Name:
                                          -------------------------------------
                                        Title:
                                          -------------------------------------


                                        [LICENSEE]

                                        By
                                          -------------------------------------
                                        Name:
                                          -------------------------------------
                                        Title:
                                          -------------------------------------





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